Francesca’s Holdings Corporation Announces New Home Office
And Distribution Facility

HOUSTON, TEXAS — December 29, 2011— Francesca’s Holdings Corporation (NASDAQ:FRAN) today announced that it has signed a lease for a new headquarters and distribution facility.

The Company will relocate its headquarters and distribution facilities to an existing nearby building. The relocation and consolidation from the Company’s current facilities should be completed no later than November 1st of 2012. Initially, the Company will occupy approximately 218,000 square feet, housing its headquarters staff, warehousing, distribution, ecommerce operations, and ecommerce fulfillment.  The Company believes that the new facility will be sufficient to support the Company’s growth plans for several years. The lease for the new facilities includes an option to add as much as an additional 122,000 square feet if necessary.

The Company will incur expenses of approximately $700,000 pretax, or approximately $0.01 per diluted share in costs for moving, duplicate rent and write-offs of existing leasehold improvements at the existing facilities. The primary lease term of the new facility expires on April 30, 2020; however, the Company has options to renew the lease for an additional period of up to ten years. Annual rent expense for the new facility will average approximately $575,000 per year over the primary term of the lease. The capital expenditures for the new facility are estimated to be approximately $3.6 million including building interior construction, distribution equipment, relocation and improvement of the corporate data center and other related costs.

John De Meritt, President and CEO stated: “I’m pleased to announce that we are leasing a new home office and distribution center that will enable us to consolidate all our operations back under one roof. This will provide additional distribution and office space to support our growth objectives for the next several years. The new location is within six miles of our existing facilities, which is convenient for our current work force and will reduce the risk of disrupting our operations. We expect to move to our new building in late summer or early fall of next year.”

Forward-Looking Statements

Certain statements in this release are "forward-looking statements" made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company's current expectations or beliefs concerning future events and are subject to various risks and uncertainties that may cause actual results to differ materially from those that we expected, including: possible adverse changes in general economic conditions and their impact on consumer confidence and spending; possible inability to predict and respond in a timely manner to changes in consumer demand; possible loss of key management or inability to attract and retain the talent required for our business; possible inability to maintain and enhance our brand; possible inability to successfully implement our growth strategies or manage our growing business; possible inability to successfully open new boutiques as planned; and possible inability to sustain levels of comparable-boutique sales. For a discussion of these and other risks and uncertainties that could cause actual results to differ materially from those contained in our forward-looking statements, please refer to "Risk Factors" in our Prospectus dated July 21, 2011. We undertake no obligation to publicly update or revise any forward-looking statement. Financial schedules are attached to this release.

About Francesca’s Holdings Corporation

Francesca’s Collections is a growing specialty retailer with retail locations designed and merchandised to feel like independently owned, upscale boutiques providing customers a fun and differentiated shopping experience. The merchandise assortment is a diverse and uniquely balanced mix of high-quality, trend-right apparel, jewelry, accessories and gifts at attractive prices. Francesca’s Collections appeals to the 18-35 year-old, fashion conscious, female customer, although the Company finds that women of all ages are attracted to the eclectic and sophisticated merchandise selection and boutique setting. Francesca’s Collections’ boutiques carry a broad selection but limited quantities of individual styles and new merchandise is introduced five days a week.

CONTACT:

ICR, Inc.
Jean Fontana/Joseph Teklits
203-682-8200
jean.fontana@icrinc.com

ADDITIONAL INFORMATION

For additional information on Francesca’s, please visit www.francescas.com